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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated February 2, 1996, except as to information in Note 13, for which the date is September 11, 1996, on our audits of the consolidated financial statements of Sanchez Computer Associates, Inc. as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995.

We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 27, 1996